UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 919-858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On 23 April 2021, Data443 Risk Mitigation, Inc. (the “Company”) entered into and closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $832,000.00 (the “Principal Amount”), and delivered gross proceeds of $750,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in the assets of the Company and its subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of a Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 110,933,333 shares of the Company’s common stock at an exercise price of $0.0075, exercisable only in the event of a default under the Note.

Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note.

The Company also granted to Auctus warrants to acquire 110,933,333 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $0.0075, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant (the “Auctus Share Reserve”).

The foregoing descriptions of the Purchase Agreement, Note, Security Agreement, First Warrant, and the Second Warrant do not purport to be complete and are qualified in their entirety by the terms and conditions of each respective document. A copy of the form of the Purchase Agreement, Note, Security Agreement, First Warrant, and Second Warrant is attached hereto as Exhibit 10.1; 10.2; 10.3; 4.1; and, 4.2, respectively, and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

In connection with the completion of the transactions described in Item 1.01 of this Current Report on Form 8-K, the issuance of the Note, the First Warrant, and the Second Warrant created a direct financial obligation of the Company. The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement, Note, Security Agreement, First Warrant, and the Second Warrant, inclusive, is hereby incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under the Purchase Agreement, First Warrant, and Second Warrant were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In order to satisfy the requirements of the Auctus Share Reserve, which was an express condition to funding of the Note, on 21 April 2021, following receipt of written approval from stockholders acting without a meeting and holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada to increase the number of authorized shares of common stock from 1,800,000,000 to 3,800,000,000. The Certificate of Amendment was effective as of 21 April 2021. A copy of the Certificate of Amendment is attached to this Current Report as Exhibit 3.1. All descriptions of the Certificate of Amendment herein are qualified in their entirety to the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

2

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On 21 April 2021 the holders of 61.25% of the issued and outstanding shares of stock of the Company entitled to vote took action by their written consent and without a meeting, pursuant to Nevada Revised Statute 78.320. The number of shares entitled to vote was deemed to be 3,677,565,404, representing the total number of issued and outstanding shares of (i) common stock; and, (ii) Series A Preferred Stock converted into common stock for purposes of voting. The Certificate of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 1,800,000,000 to 3,800,000,000 was approved. 2,256,048,075 shares were voted in favor of the Amendment, and such stockholders signed a written consent taking such action without a meeting or involvement of the Company. The written consent was delivered to the Company on 21 April 2021.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following Exhibits are furnished with this Report:

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Articles of Incorporation

4.1	First Warrant

4.2	Second Warrant

10.1	Purchase Agreement

10.2	Note

10.3	Security Agreement

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 27 April 2021	DATA443 RISK MITIGATION, INC.

	BY:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

4